UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024 (December 24, 2024)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Notice of Entry into a Material Definitive Agreement.

As previously disclosed, on May 31, 2024, CleanCore Solutions, Inc. (the “Company”) issued a promissory note in the principal amount of $633,840 (the “Walker Water Note”) to Walker Water, LLC (“Walker Water”). On December 24, 2024, the Company entered into a note assignment and cancellation agreement (the “Assignment Agreement”) with Walker Water, Gary Hollst, the Company’s Chief Revenue Officer, and Gary Rohwer, a third party, pursuant to which Walker Water assigned half of its right, title and interest in and to the Walker Water Note to Garry Hollst and the remaining half to Gary Rohwer. Accordingly, the Walker Water Note was cancelled and the Company issued a promissory note in the principal amount of $316,920 to Gary Hollst (the “Hollst Note”) and a promissory note in the principal amount of $332,633.95 to Gary Rohwer (the “Rohwer Note”) (the principal amount of the Rohwer Note includes $15,713.95 in interest accrued from May 31, 2024 to December 31, 2024).

The Hollst Note is due and payable on May 31, 2025 and does not accrue interest; provided that upon an event of default (as defined in the Hollst Note), interest shall accrue at a rate of 10% per annum. The Hollst Note may be prepaid at any time with without premium or penalty, is unsecured, and contains customary events of default for a loan of this type.

The Rohwer Note is due and payable on December 31, 2024 and does not accrue interest; provided that upon an event of default (as defined in the Rohwer Note), interest shall accrue at a rate of 10% per annum. The Rohwer Note may be prepaid at any time without premium or penalty, is unsecured, and contains customary events of default for a loan of this type.

On December 24, 2024, the Company also issued a 20% original issue discount promissory note in the principal amount of $415,241.25 (the “OID Note”) to Clayton Adams, the Company’s Chief Executive Officer. The OID Note is due and payable on June 30, 2025 and accrues interest at a rate of 8% per annum; provided that upon an event of default (as defined in the OID Note), such interest rate shall increase to 15% per annum. The OID Note may be prepaid at any time without premium or penalty, is unsecured, and contains customary events of default for a loan of this type.

The foregoing summary of the terms and conditions of the Assignment Agreement, the Hollst Note, the Rohwer Note and the OID Note does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as exhibits, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Promissory Note issued by CleanCore Solutions, Inc. to Walker Water, LLC on May 31, 2024 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on June 6, 2024)
10.2	Note Cancellation and Assignment Agreement, dated December 24, 2024, among Walker Water, LLC, CleanCore Solutions, Inc., Garry Hollst and Gary Rohwer
10.3	Promissory Note issued by CleanCore Solutions, Inc. to Garry Hollst on December 24, 2024
10.4	Promissory Note issued by CleanCore Solutions, Inc. to Garry Rohwer on December 24, 2024
10.5	20% Original Issue Discount Promissory Note issued by CleanCore Solutions, Inc. to Clayton Adams on December 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2024	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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